As filed with the Securities and Exchange Commission on December 6, 2010
Registration No. 333-24403

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3D
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMM BANCORP, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation or organization)
23-2242292
(I.R.S. Employer Identification No.)
125 North State Street, Clarks Summit 18411
Telephone: (570) 586-0377
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William F. Farber, Sr., President and Chief Executive Officer
Comm Bancorp, Inc.
125 North State Street, Clarks Summit 18411
Telephone: (570) 586-0377
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)
With a Copy To:
John B. Lampi, Esquire
Saidis Sullivan Law
26 West High Street
Carlisle, PA 17013
Telephone: (717) 243-6222
Approximate date of commencement of the proposed sale of securities to the public: As soon as practicable after the effective date of the Registration Statement.
If any of the securities being registered on This Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be registered	Amount to be registered	offering price per unit(1)	aggregate offering price(1)
Common stock, par value $.33 per share	300,000 shares	$27.00	$8,100,000

(1)	Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices reported in the consolidated reporting system.

     On August 9, 2010, the Registrant entered into an Agreement and Plan of Merger with F.N.B. Corporation (“Merger Agreement”). Section 1.6 of the Merger Agreement requires the Registrant to terminate its Dividend Reinvestment Plan prior to the Closing Date. On December 3, 2010, the Board of Directors of the Registrant terminated the Dividend Reinvestment Plan and, therefore, the Registrant is deregistering the remaining but unsold shares of its common stock under this registration statement which total 207,312 shares.

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed to the following persons in the capacities and on the duties indicated.

Signature and Capacity	Date
David L. Baker, Director
William F. Farber, Sr., Director, Chairman of the Board, President and Chief Executive Officer
Judd B. Fitze, Director
John P. Kameen, Director and Secretary
William B. Lopatofsky, Director
J. Robert McDonnell, Director
Joseph P. Moore, Jr., Director
Eric Stephens, Director
Scott A. Seasock, Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ David L. Baker	December 3, 2010
David L. Baker
(attorney-in-fact)

/s/ Scott A. Seasock	December 3, 2010
Scott A. Seasock (attorney-in-fact)